UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 14, 2024

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Microvast Holdings, Inc.

(Exact name of Registrant as Specified in Its Charter)

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Delaware (State or Other Jurisdiction of Incorporation)	001-38826 (Commission File number)	83-2530757 (IRS Employer Identification No.)
12603 Southwest Freeway, Suite 300 Stafford, Texas 77477 (Address of Principal Executive Offices, including Zip Code)

(281) 491-9505
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common stock, par value $0.0001 per share	MVST	The Nasdaq Stock Market LLC
Redeemable warrants, exercisable for shares of common stock at an exercise price of $11.50 per share	MVSTW	The Nasdaq Stock Market LLC

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of New Chief Financial Officer

On October 14, 2024, Microvast Holdings, Inc. (the “Company”) entered into an employment offer letter with Fariyal Khanbabi pursuant to which Ms. Khanbabi will serve as the Company’s Chief Financial Officer (the “Offer Letter”). Ms. Khanbabi is expected to commence employment with the Company on or about October 21, 2024.

Ms. Khanbabi, age 57, previously served as Group Chief Executive Officer of Dialight PLC (LSE: DIA) starting in August 2019. Prior to her promotion to CEO of Dialight, she held the position of Group Chief Financial Officer from September 2014 to August 2019. Prior to her tenure at Dialight, Ms. Khanbabi held several senior finance leadership roles, including serving as Chief Financial Officer at Harvest Energy from March 2009 to August 2014 and as Chief Financial Officer at Britannia Bulk Inc. from August 2006 to March 2009.

Pursuant to the Offer Letter, Ms. Khanbabi’s annual base salary will be $400,000, her target annual bonus opportunity will be 25% of her annual base salary, subject to achievement of individual and Company performance measures, and she will be eligible to participate in the Company’s long-term incentive program and other employee benefits and paid time off policies.

In addition to accrued obligations owed to Ms. Khanbabi upon her termination of employment for any or no reason, the Offer Letter also provides for the following severance benefits (the “Severance Benefits”) upon Ms. Khanbabi’s termination of employment: (i) if Ms. Khanbabi’s employment terminates due to her death or disability, Ms. Khanbabi will be entitled to receive any earned but unpaid annual bonus for the completed fiscal year prior to the year of termination and a pro-rata portion of her annual bonus for the fiscal year in which her employment terminates; and (ii) if Ms. Khanbabi’s employment is terminated by the Company without “Cause” or by Ms. Khanbabi’s resignation for “Good Reason” (each as defined in the Offer Letter), Ms. Khanbabi will be entitled to receive continued payment of her base salary for a period of six months and any earned but unpaid annual bonuses for the completed fiscal year prior to the year of termination. Receipt of the Severance Benefits is conditioned on Ms. Khanbabi’s execution and non-revocation of a general release of claims in favor of the Company and continued compliance with any restrictive covenants applicable to her.

There are no arrangements or understandings between Ms. Khanbabi and any other person pursuant to which Ms. Khanbabi was appointed as Chief Financial Officer of the Company. There are no family relationships between Ms. Khanbabi and any director or executive officer of the Company, and she has no interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

The above description of the Offer Letter is a summary and is qualified in its entirety by the full text of the Offer Letter, a copy of which is attached hereto as Exhibit 10.1 and incorporated by reference into this Item 5.02.

Item 9.01 Financial Statement and Exhibits

(d) Exhibits

Exhibit No.	Description
10.1	Offer Letter, dated as of October 11, 2024, by and between Microvast Holdings, Inc. and Fariyal Khanbabi.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MICROVAST HOLDINGS, INC.

Date: October 18, 2024	By:	/s/ Wu Yang
Name: Wu Yang
Title: Chief Executive Officer